UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	February 21, 2013

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)	(808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01              Other Events.

On February 21, 2013, Peter S. Ho, Chairman, CEO and President of Bank of Hawaii Corporation (the “Company”), terminated that certain 10b5-1 Sales Plan dated March 5, 2012 (“the 10b5-1 Plan”) which was executed for the purpose of effectuating the sale of a limited amount of the Company’s shares to pay for potential taxes not subject to tax withholding, which might be incurred as a result of the 2013 vesting of certain previous restricted share grants. The contemplated tax withholding shortfall did not occur and the sale of the Company’s shares is unnecessary.  The 10b5-1 Plan allowed for the sale of a maximum of 3,500 shares of the Company’s Class A common stock commencing March 1, 2013 pursuant to a pre-established formula and provides for termination in accordance with its terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2013	BANK OF HAWAII CORPORATION

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary